Exhibit 99.3

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated: November 8, 2024

Blue Planet New Energy Technology Limited

By:	/s/ Zongmin Ding
	Name:	Zongmin Ding
	Title:	Director

Green Earth New Energy Technology Limited

By:	/s/ Carlos Alfonso Oyarbide Seco
	Name:	Carlos Alfonso Oyarbide Seco
	Title:	Director

Rimu Investment Limited

By:	/s/ Zongmin Ding
	Name:	Zongmin Ding
	Title:	Authorized Representative

/s/ Carlos Alfonso Oyarbide Seco
Carlos Alfonso Oyarbide Seco

/s/ Zongmin Ding
Zongmin Ding